UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 14, 2006

Adams Respiratory Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51445	75-2725552

(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
4 Mill Ridge Lane
Chester, New Jersey 07930
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (908) 879-1400
Not Applicable
Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreements
Approval of Fiscal Year 2006 Bonuses for Named Executive Officers
     On August 14, 2006, the Board of Directors of Adams Respiratory Therapeutics, Inc. (the “Company”) approved annual cash bonuses for the Company’s named executive officers for the fiscal year ended June 30, 2006. The bonus amounts were determined by multiplying the target award (a pre-established percentage of base salary) by a performance factor of 155%, which was based on the level of attainment of previously established business objectives for fiscal year 2006. The resulting bonus awards are set forth in the following table.

Named Executive Officer	Fiscal 2006 Bonus
Michael J. Valentino, Chief Executive Officer, President and Director	$930,000
David Becker, Executive Vice President, Chief Financial Officer and Treasurer	$271,250
Robert Casale, Executive Vice President, Chief Marketing and Development Officer	$271,250
John Thievon, Executive Vice President, Commercial Operations	$232,500
Walter E. Riehemann, Executive Vice President, Chief Legal and Compliance Officer and Secretary	$232,500
2007 Base Salaries and 2007 Long-Term Incentive Grants for Named Executive Officers
     On August 14, 2006, the Company’s Board of Directors also approved annual base salaries for fiscal year 2007 for the Company’s named executive officers and approved the grant on August 14, 2006 of long-term incentive awards to the Company’s named executive officers, as set forth in the following table.

			Target Award of
Named Executive	Fiscal 2007 Base		Performance-Based
Officer	Salary	Stock Options	Restricted Stock Units
Mr. Valentino	$600,000	66,500	39,900
Mr. Becker	$350,000	23,300	13,925
Mr. Casale	$350,000	23,300	13,925
Mr. Thievon	$300,000	15,100	9,050
Mr. Riehemann	$300,000	15,100	9,050
     The stock options and performance-based restricted stock units were granted under, and pursuant to the terms and conditions of, the Company’s 2005 Incentive Plan, as amended. The stock options have a term of ten years and an exercise price of $42.96, which was the closing price of the Company’s common stock, par value $0.01 per share (the “Common Stock”), on the grant date, and will become exercisable as to one-third of the shares on each of the first, second and third anniversaries of the grant date.

     The performance-based restricted stock units represent the right to earn, on a one-for-one basis, shares of the Common Stock. Depending on the Company’s level of attainment of specified targets for earnings per share and pre-tax margin for the two fiscal year period beginning July 1, 2006 and ending June 30, 2008, the holder of a restricted stock unit award may earn 0% to 150% of the target award. One half of the units that are earned will pay out in shares of Common Stock at the end of the two-year performance period, and the other half will pay out in shares of Common Stock one year later, provided the restricted stock unit holder is still employed by the Company on that date.
     Copies of the forms of stock option certificate and performance-based restricted stock unit award certificate for the equity awards discussed above are attached to this Current Report on Form 8-K as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.
Amendment to 2005 Incentive Plan and 1999 Long-Term Incentive Plan
     The Company maintains the 2005 Incentive Plan and the 1999 Long-Term Incentive Plan (the “Plans”). In order to limit potential compensation expense to the Company in the context of future equity restructurings, if any, the Board of Directors on August 14, 2006, approved an amendment to each of the Plans to (i) require mandatory anti-dilution adjustments for all “equity restructurings” (defined as nonreciprocal transactions between a company and its shareholders that cause the per-share value of the stock underlying an option or similar award to change, such as a stock dividend, stock split, spin-off, rights offering, or large nonrecurring cash dividend), and (ii) continue to permit discretionary adjustments for mergers, business combinations and the like (which are not equity restructurings), and also for discretionary adjustments in the context of equity restructurings where the adjustment is not anti-dilutive in nature.
     Copies of the amendments to each of the Plans are attached to this Current Report on Form 8-K as Exhibits 99.3 and 99.4, respectively, and are incorporated herein by reference.
Item 8.01. Other Events.
     On August 17, 2006, the Company issued a press release reporting the possible filing of an Abbreviated New Drug Application with the Food and Drug Administration for a single-ingredient, extended-release formulation of guaifenesin. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.5 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
99.1	Form of Stock Option Certificate
99.2	Form of Performance-Based Restricted Stock Unit Certificate*
99.3	Amendment to Adams Respiratory Therapeutics, Inc. 2005 Incentive Plan
99.4	Amendment to Adams Laboratories, Inc. 1999 Long-Term Incentive Plan
99.5	Press Release, dated August 17, 2006

*	Confidential portion of performance schedule is omitted but will be furnished to the SEC supplementally upon request.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADAMS RESPIRATORY THERAPEUTICS, INC.

By:	/s/ David P. Becker David P. Becker
Executive Vice President, Chief Financial Officer
and Treasurer
Date: August 18, 2006

EXHIBIT INDEX

Exhibit Number	Description
99.1	Form of Stock Option Certificate
99.2	Form of Performance-Based Restricted Stock Unit Certificate*
99.3	Amendment to Adams Respiratory Therapeutics, Inc. 2005 Incentive Plan
99.4	Amendment to Adams Laboratories, Inc. 1999 Long-Term Incentive Plan
99.5	Press Release, dated August 17, 2006

*	Confidential portion of performance schedule is omitted but will be furnished to the SEC supplementally upon request.